UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2010

DineEquity, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 North Brand, Glendale, California	91203
(Address of Principal Executive Offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01                                  Regulation FD Disclosure

On March 3, 2010, Registrant issued a press release announcing its fourth quarter and fiscal 2009 financial results. Included in financial tables accompanying that press release was a reconciliation between a non-GAAP measure, “net income (loss) available to common stockholders excluding impairment and closure charges, gain on extinguishment of debt, amortization of intangible assets, non-cash interest expense and (gain) loss on disposition of assets” (dollars and per share amounts), and the most directly comparable GAAP financial measure, “net income (loss) available to common stockholders” (dollars and per share amounts), for the fourth quarter and fiscal years ended December 31, 2009 and 2008. In response to investor requests, the Registrant is providing the reconciliation between that same non-GAAP measure and the GAAP equivalent for the first, second and third fiscal quarters of 2009. The reconciliation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Registrant also wishes to disclose its guidance for fiscal 2010 with respect to depreciation and amortization expense. This guidance excludes any impact from future sales of Applebee’s company-operated restaurants. Registrant expects depreciation and amortization expense will range between $65 million and $70 million for fiscal 2010, of which approximately $9 million will be included in general and administrative expenses.

The preceding sentence constitutes a forward-looking statement provided by Registrant pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995. This statement involves known and unknown risks, uncertainties and other factors, which may cause the actual results to be materially different than those expressed. These factors include, but are not limited to the factors discussed from time to time in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, especially the “Risk Factors” sections of Annual and Quarterly Reports on Forms 10-K and 10-Q. Registrant disclaims any intent or obligation to update this forward-looking information.

ITEM 9.01.                               FINANCIAL STATEMENTS AND EXHIBITS.

(d)                                                                                 Exhibits.

Exhibit No.	Description
99.1

Non-GAAP Financial Measures – Reconciliation of net income (loss) available to common stockholders to net income (loss) available to common stockholders excluding impairment and closure charges, gain on extinguishment of debt, amortization of intangible assets, non-cash interest expense and (gain) loss on disposition of assets, and related per share data.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2010	DineEquity, Inc.

	By:	/s/ JOHN F. TIERNEY
John F. Tierney
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1

Non-GAAP Financial Measures – Reconciliation of net income (loss) available to common stockholders to net income (loss) available to common stockholders excluding impairment and closure charges, gain on extinguishment of debt, amortization of intangible assets, non-cash interest expense and (gain) loss on disposition of assets, and related per share data.